EST Announces Election of Directors and Chairman

Monday, May 5, 8:30 am ET

NEWBURY PARK, Calif.--(BUSINESS WIRE)--Electronic Sensor Technology (EST) (OTCBB:ESNR - News), a leading provider of innovative homeland security and environmental solutions, announced today that it has elected Mr. William Wittmeyer and Ms. Maggie Tham to its Board of Directors. In addition, Dr. Teong Lim, Founder and Director, has been elected Chairman of the Board. Mr. Wittmeyer and Ms. Tham replace Mr. James Frey and Mr. Francis Chang, who have retired from the Board.

Mr. Wittmeyer has over 20 years experience in high-technology business and investment management. In 2003, he and Ms. Tham founded eXS Inc., a wireless access company, developing innovative and cost effective solutions for developing economics. Prior to founding these companies, Mr. Wittmeyer was a partner in a venture capital firm, investing in telecommunications and semiconductor start-ups. He was an early investor in Network Equipment Technologies Inc., UTSarcom, Zoran and IXYS. He has a B.Sc. (E.E.) from the Coast Guard Academy and an M.B.A. from Columbia University Graduate School of Business Administration.

Ms. Tham has over 20 years experience in management and strategy consulting. In 2003, she together with Mr. Wittmeyer founded eXS Inc., a wireless access company, developing innovative and cost effective solutions, focusing on the mass market in high growth emerging economies. Ms. Tham was a principal of Wittham, a boutique investment banking firm, specializing in Trans Pacific investments. She raised early stage financing for UTStarcom and other companies. Before this, Ms. Tham worked as a strategy and business consultant in New York City and in Asia. Ms. Tham is an Economics Graduate of London School of Economics (B.Sc. Econs, Upper Division) and has a M.B.A. degree from the Columbia University Graduate School of Business Administration.

"We regret the departure of Jim and Francis", said Dr. Teong Lim, Chairman, "Both of them were instrumental in setting the direction of the company when it became public in 2005. They have my respect and gratitude for their contributions." Dr. Lim continued, "Mr. Wittmeyer's and Ms. Tham's experience in high-technology, startups, and finance, will be of significant value to EST's future."

About Electronic Sensor Technology:

Electronic Sensor Technology develops, manufactures, sells, and supports a product line of patented chemical vapor analyzers. The ultra high-speed gas chromatography coupled with a solid-state detector enables analysis of nearly any odor, fragrance, or chemical vapor within ten seconds. We believe that the company's product line is strategically positioned to address key needs of the homeland security market, environmental and quality assurance applications, and product quality of food and beverage.

SEC Filings and Forward Looking Statements

Certain statements in this release, including those relating to revenue expectations; the company's plans regarding business and product development; product sales and distribution; the sufficiency of the company's resources to satisfy operation cash requirements; and future capital investment by prospective investors are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words "believe," "anticipate," "expect," "predict," "hopeful," "estimate," "project," "will be," "will continue," "will likely result," or other similar words and phrases. Risks and uncertainties exist that may cause
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results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, among others, failure to come to terms with prospective investors, risks related to changes in technology, our dependence on key personnel, our ability to protect our intellectual property rights, emergence of future competitors, changes in our largest customer's business and government regulation of homeland security companies. The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date that the forward-looking statements are made.

Contact:

Electronic Sensor Technology

Frank Zuhde (805) 480-1994 X135

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